Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. §1350
     We hereby certify that this quarterly report on Form 10-Q for the three-month period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof, to the best of my knowledge, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Compass Minerals International, Inc.

COMPASS MINERALS INTERNATIONAL, INC.

Date: July 31, 2006	/s/ ANGELO C. BRISIMITZAKIS

Angelo C. Brisimitzakis
President and Chief Executive Officer

/s/ RODNEY L. UNDERDOWN

Rodney L. Underdown
Vice President and Chief Financial Officer